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                                                                      EXHIBIT 16

Deloitte &
Touche LLP
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        (LOGO)                       Suite 1600       Telephone: (214) 777-7000
                                     Texas Commerce Tower
                                     2200 Ross Avenue
                                     Dallas, Texas 75201-6778



September 26, 1994



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of BancTEXAS Group, Inc. dated September 26, 1994.


Yours truly,


/s/ DELOITTE & TOUCHE LLP





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Deloitte Touche
Tohmatsu
International
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